Exhibit 21.1 Subsidiaries of Registrant


American Care Communities, Inc.
American Care Communities of Sanford, Inc.
American Country Time, Inc.
Berne Village, Inc.
Berne Village Retirement, Inc.
Briarcliff at Texarkana, Inc., The
CareAmerica, Inc.
Crown Pointe, Inc.
Denison-Greenbriar, Inc., The
GBR, LLC
Graybrier, Inc.
Greenbriar Acquisition Corporation
Greenbriar at Muskogee, Inc., The
Greenbriar at Sherman, Inc., The
Greenbriar Financial Corporation
Greenbriar Management, Inc.
Harlingen Retirement LC
Hermiston Assisted Living, Inc.
Kellway Corporation
King City Retirement Corporation
Lewiston Group LLC
Liberty Acquired Brain Injury Habilitation Services, Inc.
Liberty Group, LP
MRC Assisted Living, Inc.
Muskogee Real Estate Investors, LP
Neawanna By The Sea Limited Partnership
Oak Harbor Retirement Center, Inc.
Oak Harbor Retirement Center Partners, LP
Paradise-Greenbriar, Inc.
Residential Healthcare Properties, Inc.
Residential Healthcare Properties of Texas, Inc.
Retirement Housing Associates (LP)
Rose Garden Estates, Inc.
Rose Garden Estates, LLC
Rose Tara Plantation, Inc.
Rose Terrace of Wendell, Inc.
Roswell Retirement, Ltd. Co.
Roswell Senior Apartments, Ltd. Co.
Senior Living Management, Inc.
Senior Living Management Payroll Company
SLM-Camelot Assisted Living, Inc.
SLM-Crown Pointe, Inc.
SLM-La Villa, Inc.
SLM-Meadowbrook, Inc.
SLM-Muskogee, LLC
SLM-Oak Park, Inc.
SLM-Summer Hill, Inc.
SLM-Wedgwood Terrace, Inc.
SLM-Windsor House West, Inc.
Sweetwater Springs Group, LLC
Terrace Retirement, Inc., The
Transferco, Inc.
Villa Del Rey-Roswell, LP
Villa Del Rey-Seaside, Inc.
Villa Residential Care Homes-Arlington I, LP
Villa Residential Care Homes-Corpus Christi South LP
Villa Residential Care Homes-Ft. Worth East, LP
Villa Residential Care Homes-Granbury, LP
Villa Residential Care Homes-Oak Park, LP
VLS & Associates, Inc.
Wedgwood Partners Ltd., Limited Partnership
Wedgwood Realty Corporation
Wedgwood Retirement Inns, Inc.
Wedgwood Terrace, Inc.
Windsor House Florence, Inc.
Windsor House Greenville, LLC
Windsor House West, Inc